SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2011 (June 20, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Ave., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 20, 2011, Tri-Valley Corporation (the “Company”) issued a press release to report the formation of a Special Committee of the TVC OPUS 1 Drilling Program, L.P. (“OPUS”), and the commencement of formal meetings with the Special Committee regarding a range of key business issues that both parties see as an important step for advancing the development of the Pleasant Valley Oil Sands Project in Oxnard, California. The release is furnished herewith as Exhibit 99.1.

Among other things, the Special Committee is assisting the Company with its evaluation of a joint venture structure that better aligns the interests of both OPUS and the Company. In addition, the Special Committee is assisting the Company with its review and resolution of potential claims brought to the Company’s attention by an OPUS investor, G. Robert Miller, in August 2010. Mr. Miller is serving on the Special Committee. As previously announced, Mr. Miller believes he, and potentially other OPUS investors, may have potential claims against the OPUS partnership, the Company, its subsidiary, Tri-Valley Oil & Gas Co., or certain related affiliates. Such claims include, but are not limited to, the Company’s interpretation of certain provisions in the OPUS Partnership Agreement, the sale of certain partnership units, and certain aspects of the Company’s management of the OPUS partnership.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description of Exhibit

99.1	Press release, dated June 20, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date:	June 20, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated June 20, 2011